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                                                                 EXHIBIT 2(g)(7)




                AMENDMENT TO SUB-ADVISORY AGREEMENT BY AND AMONG
                          KIEWIT INVESTMENT FUND LLLP,
                        OFFIT HALL CAPITAL MANAGEMENT LLC
                                       AND
                        PZENA INVESTMENT MANAGEMENT, LLC

     Reference is made to the sub-advisory agreement ("Agreement") dated as of July 26, 2005, by and among Kiewit Investment Fund LLLP, a Delaware limited liability limited partnership (the "Fund"), Offit Hall Capital Management LLC, a Delaware limited liability company (the "Adviser"), and Pzena Investment Management, LLC, a Delaware limited liability company (the "Sub-Adviser"). Capitalized terms used but not defined herein have the meanings given to them in the Agreement.

     WHEREAS, the Fund, the Adviser and the Sub-Adviser wish to amend the Agreement to change the fee schedule and the notice provision; and

     WHEREAS, the Directors of the Fund, including a majority of the Independent Directors, approved this Amendment at a meeting held on November 18, 2005;

     NOW, THEREFORE, pursuant to Section 16 of the Agreement, the Fund, the Adviser and the Sub-Adviser agree as follows:

     1. Exhibit 1 to the Agreement shall be replaced in its entirety by the attached Exhibit 1.

     2. Section 15 of the Agreement is hereby amended to delete the requirement to give notice to Skadden, Arps, Slate, Meagher & Flom LLP.

     3. Except as set forth herein, the provisions of the Agreement remain in full force and effect.

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     IN WITNESS WHEREOF, the undersigned have caused this Amendment to be signed as of the 8th day of February, 2006.

                                       KIEWIT INVESTMENT FUND LLLP


                                       By: /s/ Denise Meredith
                                           -------------------------------------
                                       Name: Denise Meredith
                                       Title: CFO

                                       OFFIT HALL CAPITAL MANAGEMENT LLC


                                       By: /s/ Kathryn A. Hall
                                           -------------------------------------
                                       Name: Kathryn A. Hall
                                       Title: Co-CEO, CIO

                                       Pzena Investment Management, LLC


                                       By: /s/ William Lipsey
                                           -------------------------------------
                                       Name: William Lipsey
                                       Title: Managing Principal




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                                    EXHIBIT 1

                                  FEE SCHEDULE

The Fund shall pay Sub-Adviser a sub-advisory fee based on the monthly value of the Fund's assets in the Account, at the following annual rate:

         (i)      0.70% per annum on the first $25,000,000,

         (ii)     0.50% per annum on the next $75,000,000,

         (iii)    0.40% per annum on the next $200,000,000, and

         (iv)     0.35% per annum thereafter.

If the assets in the Account are less than $10,000,000 on the last business day of the month, the sub-advisory fee shall be 1.00% per annum. In such event, there will be a minimum annual fee of $35,000 and a maximum annual fee of $70,000.

The Sub-Adviser's fee shall be paid monthly in arrears. Such fee shall be deducted from the Account upon receipt by the custodian of an invoice therefor. For the purposes of calculating the sub-advisory fee, the value of the assets will be based on the average daily net assets during the month, obtained from a report issued by J.P. Morgan Investor Services Co. (or any successor administrator) and provided by the Fund. The fee will be accrued daily at the rate of 1/365th of the applicable fee rate.

Upon the termination of this Agreement, all compensation due through the date of termination will be calculated on a pro-rata basis through the date of termination and paid within thirty business days of the date of termination.


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